Exhibit 3.2

EQUITY OFFICE PROPERTIES TRUST

ARTICLES SUPPLEMENTARY

     Equity Office Properties Trust, a Maryland real estate investment trust (hereinafter called the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

RECITALS

     WHEREAS, pursuant to Section 3-802 of the Maryland General Corporation Law (the “MGCL”), by resolution of the Board of Trustees of the Trust duly adopted at a duly called meeting held on February 10, 2000, the Trust elected to be subject to the provisions of Section 3-804(c) of the MGCL and filed Articles Supplementary to that effect with the State Department of Assessments and Taxation of Maryland on August 3, 2000; and

     WHEREAS, pursuant to Section 3-802(b)(3) of the MGCL, by resolution of the Board of Trustees of the Trust duly adopted at a duly called meeting held on March 27, 2003, the Trust has elected not to be subject to the provisions of Section 3-804(c) of the MGCL, and has executed these Articles Supplementary to memorialize such election.

* * *

     Pursuant to Section 3-802(b)(3) of the MGCL, by resolution of the Board of Trustees of the Trust duly adopted at a duly called meeting held on March 27, 2003, the Trust has elected not to be subject to the provisions of Section 3-804(c) of the MGCL.

     IN WITNESS WHEREOF, the Trust has caused these Articles Supplementary to be signed in its name and on its behalf by its President and Chief Executive Officer and witnessed by its Secretary on May 30, 2003.

WITNESS:		EQUITY OFFICE PROPERTIES TRUST

By:	/s/ Stanley M. Stevens	By:	/s/ Richard D. Kincaid

	Stanley M. Stevens Secretary		Richard D. Kincaid President and Chief Executive Officer

     THE UNDERSIGNED, President and Chief Executive Officer of Equity Office Properties Trust, who executed on behalf of the Trust Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Trust the foregoing Articles Supplementary to be the act of said Trust and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Richard D. Kincaid

Richard D. Kincaid President and Chief Executive Officer